Radient Pharmaceuticals Corporation
2492 Walnut Avenue, Suite 100
Tustin, California 92780

August 1, 2011

____________________
c/o _________________
____________________
____________________
____________________

Re:
Exchange Agreement, dated as of June 29, 2011 (the “Exchange Agreement”), by and among Radient Pharmaceuticals Corporation (the “Company”) and each of the Claimants (as defined in the Exchange Agreement)

Dear Mr. _____________:

Pursuant to the Exchange Agreement, the Company issued to ____________ (the “Holder”) (i) a convertible note in the aggregate original principal amount of $_____________ (the “Note”) and (ii) __________ shares of Series A Preferred Stock (as defined in the Exchange Agreement). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Exchange Agreement.

A.           The parties to this letter agreement hereby agree as follows with respect to the Note:

(i)           The term Automatic Conversion Price (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Automatic Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the applicable Installment Date (or, solely with respect to the First Installment Date, the sum of each of the three (3) lowest Closing Bid Prices of the Common Stock during the period commencing on the Issuance Date and ending on the Trading Day immediately preceding the First Installment Date) (each such period, an “Automatic Conversion Measuring Period”) divided by (B) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such Automatic Conversion Measuring Period. In the event of a dispute as to the determination of the Automatic Conversion Price, then such dispute shall be resolved pursuant to Section 21.

(ii)           The term Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Installment Date” means each of the following dates: (i) August 22, 2011 (the “First Installment Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Installment Date (the “Second Installment Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Installment Date (the “Third Installment Date”); and (iv) the Maturity Date.

(iii)           The term Pre-Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Pre-Installment Date” means each of the following dates: (i) the Issuance Date, (ii) August 24, 2011 (the “Second Pre-Installment Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Installment Date (the “Third Pre-Installment Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Installment Date.

The Holder hereby waives the following solely with respect to itself under the Certificate of Designations:

(1)           the Triggering Event (as defined in the Certificate of Designations) that would occur on each Automatic Conversion Date (as defined in the Certificate of Designations) only if: (x) Automatic Conversions (as defined in the Certificate of Designations) actually occur on each date set forth below as if the definition of Automatic Conversion Date read as follows:

“Automatic Conversion Date” means each of the following dates: (i) August 22, 2011 (the “First Automatic Conversion Date”), (ii) September 22, 2011, being the twenty-second (22nd) Trading Day immediately following the First Automatic Conversion Date (the “Second Automatic Conversion Date”); (iii) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Second Automatic Conversion Date (the “Third Automatic Conversion Date”); and (iv) November 17, 2011, being the twentieth (20th) Trading Day immediately following the Third Automatic Conversion Date.

and (y) the Automatic Conversion Price (as defined in the Certificate of Designations) for the First Automatic Conversion Date (i.e. August 22, 2011) is treated as if it was equal to the lower of (i) the Conversion Price (as defined in the Certificate of Designations) then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock during the period commencing on the Trading Day immediately following the Initial Issuance Date (as defined in the Certificate of Designations) and ending on August 19, 2011, divided by (B) three (3) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period).

(2)           the Triggering Event that would occur on each Pre-Automatic Conversion Date (as defined in the Certificate of Designations) only if Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) are actually delivered to the Holder on each date set forth below as if the definition of Pre-Automatic Conversion Date read as follows:

“Pre-Automatic Conversion Date” means each of the following dates: (i) the Initial Issuance Date, (ii) August 24, 2011 (the “Second Pre-Automatic Conversion Date”); (iii) September 22, 2011, being the twentieth (20th) Trading Day immediately following the Second Pre-Automatic Conversion Date (the “Third Pre-Automatic Conversion Date”); and (iv) October 20, 2011, being the twentieth (20th) Trading Day immediately following the Third Pre-Automatic Conversion Date.

B.           The parties further agree that the Company shall deliver to the Holder by August 2, 2011, (i) ______________ shares of Common Stock in accordance with the delivery procedures set forth in Section 8(a) of the Note, which shares shall constitute additional Pre-Installment Conversion Shares (as defined in the Note) delivered to the Holder with respect to the Pre-Installment Date that was the Issuance Date and (ii) ______________ shares of Common Stock in accordance with the delivery procedures set forth in Section 6(a) of the Certificate of Designations, which shares shall constitute additional Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) delivered to the Holder with respect to the Pre-Automatic Conversion Date that was the Initial Issuance Date.

C.           Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Holder thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Note to “this Note,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Note shall mean the Note as amended by this letter agreement and (B) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement constitutes a Transaction Document.

D.           The Company shall, on or before 5:00 p.m., New York time, on August 2, 2011, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act.

E.           Without implication that the contrary would otherwise be true, to the extent that the consent of the Holder is required for any identical amendments of any of the Other Notes (as defined in the Note), the Holder hereby provides its consent to such identical amendments. This letter agreement shall only be effective upon receipt by the Company of fully-executed identical letter agreements from each of the holders of the Other Notes and each of the holders of shares of Series A Preferred Stock. If such fully-executed identical letter agreements are not received by the Company from all holders of Other Notes and all other holders of shares of Series A Preferred Stock by 9:00 a.m. (New York City time) on August 5, 2011, then, at the option of the Holder, this letter agreement shall be null and void ab initio.

[signature page follows]

Sincerely, Radient Pharmaceuticals Corporation By:____________________ Its:____________________

Accepted and agreed to this
___ day of August 2011:

[HOLDER]